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                                                                    EXHIBIT 23.2

                   [LETTERHEAD OF RYDER COMPANY APPEARS HERE]

                         CONSENT OF RYDER SCOTT COMPANY

   We consent to the incorporation by reference in the following registration statements of Vastar Resources, Inc. (the "Company"), Registration Statement on Form S-8 (No. 33-80844), Registration Statement on Form S-8 (No. 33-80846), Registration Statement on Form S-8 (No. 33-80848), Registration Statement on Form S-8 (No. 33-80850), Registration Statement on Form S-8 (No. 33-87814), Registration Statement on Form S-8 (No. 33-87816), Registration Statement on Form S-8 (No. 33-87818), Registration Statement on Form S-8 (No. 333-24077) and Registration Statement on Form S-3 (No. 33-86310) and Registration Statement on Form S-3 (No. 333-67159), of our report dated January 14, 1999 on our audit of the remaining proved reserves attributable to the properties owned by the Company as of December 31, 1998.

                                          /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS
                                          -------------------------------------
                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

March 4, 1999